Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement Amendment Number 2 on Form S-3 of Unity Bancorp, Inc. of our report dated March 4, 2016, relating to the consolidated financial statements of Unity Bancorp, Inc. appearing in the Annual Report on Form 10-K of Unity Bancorp, Inc. for the year ended December 31, 2015.

We also consent to the reference of our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP
Blue Bell, Pennsylvania
November 22, 2016